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                                                                    Exhibit 23.4

                       CONSENT OF DAIN, RAUSCHER WESSELS


July 6, 2000


Board of Directors
ACT Networks, Inc.
26707 West Agoura Road
Calabasas, California 91302

Gentlemen:

     We hereby consent to the inclusion of our opinion letter, dated May 1, 2000, addressed to you, in the registration statement on Form S-4 of Clarent Corporation, a Delaware corporation ("Clarent"), related to the offer and sale of shares of Clarent common stock to your stockholders in connection with the proposed acquisition by Clarent of ACT Networks, Inc., a Delaware corporation.

     In giving such consent, we do not admit that we are within the class of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ John M. Brew
                                        DAIN RAUSCHER WESSELS,
                                        a Division of Dain Rauscher Incorporated